AMERICAN POST TENSION, INC.

and Subsidiaries

Pro forma Consolidated Financial Statements

Unaudited

For the six month period ended June 30, 2011

AMERICAN POST TENSION, INC. and Subsidiaries
BALANCE SHEETS
(Unaudited)
June 30, 2011

ASSETS

CURRENT ASSETS
Cash	$201

Total current assets	201

Property, plant and equipment (net)	3,037
Goodwill	1,989,897

Total assets	$1,993,135

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.0001 par value; 50,000,000
shares authorized. 31,242,175 and 31,042,175
shares issued and outstanding	3,124
Preferred Stock, $0.0001 par value; 1,000,000
shares authorized and outstanding	1,000
Additional paid in capital	1,995,876
Deficit accumulated during the development stage	(6,865)

Total stockholders' equity (deficit)	1,993,135

Total liabilities and stockholders' equity	$1,993,135

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN POST TENSION, INC. and Subsidiaries
STATEMENTS OF OPERATIONS
(Unaudited)

For the six month period ended June30, 2011

June 30, 2011

REVENUES	$28,351

GENERAL AND ADMINISTRATIVE EXPENSES
Advertising and promotion	25
Depreciation	693
Office supplies	558
Telephone	1,262
Travel and entertainment	8,733
Auto	750
Bank service charges	113
Dues and subscriptions	148
Equipment rental	4,907
Postage and delivery	97
Utilities	581
Professional fees	-
Rent	-
Production expenses	16,547
Loss from operations	(6,062)
OTHER INCOME (EXPENSE)
Interest, net	-

Net loss	$(6,062)

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN POST TENSION, INC.
AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM
CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

Note 1: BASIS OF PRESENTATION OF UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORGANIZATION AND NATURE OF BUSINESS

  The accompanying unaudited consolidated financial statements of the Company and its wholly-owned subsidiaries Crown City Pictures, Inc., The Uprising, LLC and United Front, LLC, at June 30, 2011 have been prepared in accordance with generally accepted accounting principles ‘GAAP’) for interim financial statements,and Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the Company and it’s wholly owned subsidiaries as if the acquisition and distribution referred to in Note 2 (Subsequent Events) occurred on January 1, 2010 as required. The Company’s financial statements have been adjusted to reflect the transfer of all operating assets and liabilities, prior to the acquisition and distribution, to a new limited liability company formed by the Majority Shareholders. As a result of this adjustment, the Company’s consolidated financial statements contain the remaining equity and consolidated financial results of Crown City Pictures, Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Property and Equipment

Property and equipment will be recorded at cost. Expenditures for major betterments and additions will be charged to the property accounts, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets will be charged to expense. Depreciation will be computed principally using the straight-line method, based on the estimated useful lives of the assets.

Income Taxes

Income taxes are accounted for in accordance with the provisions of FASB ASC Topic 740-10. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly. Due to the uncertainty whether the accumulated losses will be available to offset future revenues, no deferred tax asset has been reported.

AMERICAN POST TENSION, INC.
AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM
CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

Note 1: BASIS OF PRESENTATION OF UNAUDITED INTERIM CONSOLIDATED INTERIM FINANCIAL STATEMENTS ORGANIZATION AND NATURE OF BUSINESS (continued)

The Company has adopted the provisions of FASB ASC 740-10-50. As a result of this implementation of FASB ASC 740-10-50, the Company performed a comprehensive review of its uncertain tax positions in accordance with recognition and measurement standards established by the codification. In this regard, an uncertain tax position represents the Company’s expected treatment of a tax position taken in a filed tax return, or expected to be taken in a tax return, that has not been reflected in measuring income tax expense for financial reporting purposes. The Company does not expect any reasonably possible material changes to the estimated amount of liability associated with uncertain tax positions through January 1, 2010. The Company’s continuing policy is to recognize accrued interest and penalties related to income tax matters in income tax expense.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Actual results could differ from those estimates and those differences could be material.

Cash and Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Going Concern

The accompanying consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has suffered recurring losses and operating cash outflows.  Its ability to continue as a going concern is dependent upon achieving profitable operations and generating positive cash flows. Due to the current state of residential housing in our target markets, the level of current operations may not sustain the Company’s expenses and it may have to borrow additional funds to meet our cash needs. These factors, among others, could affect its ability to continue as a going concern.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Note 2: SUBSEQUENT EVENTS

On June 23, 2011, the Company, the two majority shareholders of Registrant (the “Majority Shareholders”) and CCHI entered into an Acquisition Agreement, pursuant to which Registrant agreed to redeem 23,324,425 shares of the outstanding common stock of the Company from the Majority Shareholders, representing approximately 64 percent of the outstanding shares, in exchange for the transfer of the operating assets of the Company to a new limited liability company formed by the Majority Shareholders, the transfer of its ownership in the operating subsidiary, Post Tension of Nevada, Inc., to the Majority Shareholders, and the assumption of all of the outstanding debt of the Company by Post Tension of Nevada, Inc.  The transfer of the post tension business in exchange for the

 AMERICAN POST TENSION, INC.
AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM
CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2011

Note 2: SUBSEQUENT EVENTS (continued)

common stock cancellation was approved unanimously by the Board of Directors of Registrant.  No shareholder vote or approval was required under Delaware law to approve the transaction.

At the effective date of the transaction, Registrant’s total liabilities were $3,820,030, its assets reported on its June 30, 2011 balance sheet totaled $3,065,339 and it had a shareholder deficit of $754,691.  Registrant reported a net loss of $1,850,978 on its Form 10-K Annual Report for the year ended December 31, 2010, and an accumulated net loss at December 31, 2010 of $6,481,832. The Majority Shareholders assumed all of the outstanding debts of Registrant as part of the transaction and agreed to indemnify Registrant and hold it harmless from any debt, liability or claim of any kind existing at or arising before July 1, 2011. The Company financials were adjusted to close the Company’s books leaving only the remaining equity per the agreement.

The Company also agreed to acquire Crown City Pictures, Inc. from Crown City Holdings, Inc. in exchange for 20,000,000 new Common Shares representing approximately 60% of the issued and outstanding common stock of the Company, and 1,000,000 shares of the Series A Preferred Stock of the Company, with voting rights equivalent to 51 percent of the total value of all of the voting interests in the Company.  The acquisition of Crown City Pictures, Inc. was approved unanimously by Registrant’s Board of Directors and no shareholder vote was required to approve the acquisition under Delaware law. The closing of the transactions contemplated by the Acquisition Agreement was made effective as of June 30, 2011, and resulted in a change of control of the Company.